Exhibit 99.1

FOR IMMEDIATE RELEASE

Cable One Announces CEO Succession Plan
Cable One CEO Julia M. Laulis to Retire After 26 Years of Transformative Leadership

June 3, 2025 - Phoenix, AZ -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (the “Company”) today announced that Julia M. Laulis, Chair of the Company’s Board of Directors (the “Board”), President, and Chief Executive Officer, will retire after a distinguished 26-year career with the Company and over 40 years in the cable and broadband industry. She will continue in her current roles until the earlier of December 31, 2025, or the appointment of her successor. Following the transition, Ms. Laulis will serve as a senior advisor to support a seamless leadership handoff.

Ms. Laulis’ retirement marks the culmination of a remarkable journey defined by visionary leadership, strategic growth, and a deep commitment to connecting underserved communities. Since joining the Company in 1999 and becoming CEO in 2017, she has championed innovation, empowering associates and a differentiated level of customer service.

Under her leadership, Cable One rebranded as Sparklight, expanded its national footprint through strategic acquisitions, and transitioned to a broadband-first model, all while earning recognition for its operational excellence and community engagement.

The Board is actively working with a leading global executive search firm to identify the Company’s next Chief Executive Officer, considering both internal and external candidates. Ms. Laulis will remain in an advisory role following the transition to ensure continuity and support the incoming CEO.

“Julie’s leadership has been instrumental in shaping the growth and culture of Cable One,” said Mary Meduski, Lead Independent Director. “Her unwavering focus on innovation, associate development, and customer service has left an indelible mark. The Board is focused on conducting a comprehensive search and selecting a highly qualified strategic leader to guide Cable One forward and implement its growth plan. We are deeply grateful for Julie’s service and her continued support during this transition.”

“Cable One has given me the extraordinary opportunity to live my values through meaningful work,” said Laulis. “For 26 years, I’ve been fueled by the privilege of serving alongside remarkable associates, constantly learning, and finding purpose in making a difference in the communities we serve. I consider myself fortunate beyond measure. I’m incredibly proud of what we’ve built together and step into this next chapter with full confidence in our leadership team and the bright future ahead for Cable One.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the expected date and duration of the Chief Executive Officer transition process and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

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About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight® and the associated Cable One family of brands, we’re not just shaping the future of connectivity—we’re transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them – one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do—it’s who we are.

CONTACTS:
Trish Niemann
Vice President, Communications Strategy
patricia.niemann@cableone.biz

Todd Koetje
CFO
investor_relations@cableone.biz